U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2011 (December 20, 2011)

Ace Marketing & Promotions, Inc.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation or organization)

000-51160
(Commission File Number)

11-3427886
(I.R.S. Employer Identification Number)

457 Rockaway Avenue, Valley Stream, NY 11582
(Address of principal executive offices    (Zip Code)

Registrant's telephone number:  (516) 256-7766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On December 20, 2011, the Board of Directors of the Registrant expanded the Board to five directors and filled the vacancies with Thomas Arnost and Sean Trepeta. Mr. Arnost received Non-Statutory Stock Options to purchase 200,000 shares of the Registrant’s Common Stock over a five-year period exercisable at $.60 per share. The following is the biographical information of Messrs. Arnost and Trepeta:

Mr. Thomas Arnost previously served as the Co-President of Univision Communications, Inc. Station Group, where he joined the company in 1994. He served as the Co-President of Univision Television Group, from 1997 to 2006, and prior to that as Executive Vice President of Univision Television Group from 1994 to 1996. In 2002, Mr. Arnost helped in successful launch of the Telefutura Station Group, which has since, significantly contributed to Univision's overall revenue growth and market value. During his tenure with Univision, total station group revenue grew from under $120 million in 1993 to approximately $700 million in 2006. Also during his tenure the company’s market value grew from roughly $500 million to over $14 billion.

Sean Trepeta joined the Company in June 2011 as President of Mobiquity Networks, a wholly-owned subsidiary of Ace. Previously, Mr. Trepeta served as President of Varsity Networks, a leading online portal dedicated to serving the sports market. While at Varsity Networks, Mr. Trepeta grew the network to include over 10,000 websites and was responsible for growing web traffic to include millions of monthly visitors and registered users across the country allowing for additional revenue streams through the placement of online advertising by major national brands. Prior to this, Mr. Trepeta was the President & Co-Founder of OPEX Communications, Inc., a leading telecommunication service provider. Mr. Trepeta’s daily responsibilities included sales and business development. Mr. Trepeta was able to grow the company to approximately $50 million in annual sales before selling OPEX in 2006.

Item 7.01.      Regulation FD Disclosure

On December 20, 2011, the Company issued a press release, a copy of which is appended hereto.

Item 9.01.       Financial Statements and Exhibits.

(d)   Exhibits

Exhibit	Description

99.1	Press release dated December 20, 2011. (Filed herewith.)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACE MARKETING & PROMOTIONS, INC.

Dated: December 21, 2011	By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer